UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 8, 2015

QLT Inc.

(Exact Name of Registrant as specified in its charter)

British Columbia, Canada	000-17082	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

887 Great Northern Way, Suite 250, Vancouver, B.C.

Canada, V5T 4T5

(Address of principal executive offices)

Registrant’s telephone number, including area code: (604) 707-7000

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 8, 2015, QLT Inc. (the “Company” or “QLT”) entered into a second amendment (the “Second Amendment”) to the employment agreement between the Company and Dr. Geoffrey Cox, dated October 24, 2014 as amended April 21, 2015 (the “Employment Agreement”), to change the term of Dr. Cox’s employment as Interim Chief Executive Officer of the Company from twelve months to eighteen months, expiring on April 22, 2016. The Second Amendment also amended Dr. Cox’s severance payment upon termination without cause to an amount equal to the lesser of two months of base salary and the base salary for the period from the last day of his active employment to April 22, 2016.  The Company further agreed under the Second Amendment to grant up to 150,000 stock options to Dr. Cox subject to the terms and conditions set forth in the Second Amendment. No other changes were made to the terms of the Employment Agreement. A copy of the Second Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description
10.1	Second Amendment to Employment Agreement between QLT Inc. and Dr. Geoffrey Cox, dated October 8, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QLT INC.

By:	/s/ W. Glen Ibbott
Name:	W. Glen Ibbott
Title:	Interim Chief Financial Officer

Date: October 9, 2015